As filed with the Securities and Exchange Commission on July 24, 2014

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0978027 (I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 1200
Bellevue, WA 98004
(425) 256-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David S. Goldstein, Esq.
Senior Vice President, General Counsel and Secretary
Symetra Financial Corporation
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004
(425) 256-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William J. Whelan III, Esq.
Joseph D. Zavaglia, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities(2)	(2)	(2)	(2)	(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.
(2)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered and sold at indeterminate prices.

PROSPECTUS

SYMETRA FINANCIAL CORPORATION

Debt Securities

Symetra Financial Corporation (“Symetra”) may offer and sell from time to time debt securities as separate series in amounts, at prices, and on terms to be determined at the time of sale. For each offering, a prospectus supplement will accompany this prospectus and will contain all the terms of the series of debt securities for which this prospectus is being delivered.

Symetra may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement will set forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.

This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “RISK FACTORS” referred to on page 2 of this prospectus, in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2014.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of Symetra.  If anyone provides you with different or additional information, you should not rely on it.  Symetra has not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus, and does not take responsibility for any unauthorized information or representations. This prospectus is an offer to sell only the debt securities described in this prospectus and any applicable prospectus supplement, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date and any information incorporated by reference in this prospectus is current only as of the date of the document incorporated by reference.

Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “our,” “us,” “we,” “Symetra” or the “Company” mean Symetra Financial Corporation and not its subsidiaries.

This prospectus is part of a registration statement that Symetra Financial Corporation has filed with the SEC on Form S-3 utilizing a “shelf” registration process.  Under this shelf registration process, we may, from time to time over the next three years, sell the debt securities described in this prospectus and any applicable prospectus supplement in one or more offerings.  Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the offering price of the debt securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read both this prospectus and the applicable prospectus supplement relating to any specific offering of debt securities, together with additional information described below under the heading “Incorporation of Certain Documents by Reference,” before you decide to invest in any of the debt securities.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

i

SYMETRA FINANCIAL CORPORATION

Symetra Financial Corporation, a Delaware corporation, is a financial services company in the life insurance industry, headquartered in Bellevue, Washington, with operations that date back to 1957. Symetra’s products are distributed domestically in all states and the District of Columbia, through benefits consultants, financial institutions, and independent agents and advisers.

Symetra’s principal executive offices are located at 777 108th Avenue NE, Suite 1200, Bellevue, WA 98004, and its telephone number is (425) 256-8000.

RISK FACTORS

Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves a high degree of risk.  Before you make a decision to buy Symetra’s securities, you should read and carefully consider the risks and uncertainties discussed below under “Cautionary Statement Regarding Forward-looking Statements” and the risk factors set forth in Symetra’s Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that Symetra files with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus contain “forward-looking statements” as defined in federal securities laws, including the Private Securities Litigation Reform Act of 1995. All statements, other than statements of current or historical facts, included or incorporated by referenced in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. The words “may,” “will,” “believe,” “intend,” “plan,” “expect,” “anticipate,” “project,” “estimate,” “predict,” “potential” and similar expressions also are intended to identify forward-looking statements. These forward-looking statements may include, among others, statements with respect to Symetra’s:

●
estimates or projections of revenues, net income (loss), net income (loss) per share, adjusted operating income (loss), adjusted operating income (loss) per share, market share or other financial forecasts, as well as statements describing factors and conditions that might affect those forecasts;

●	trends in operations, financial performance and financial condition;

●	financial and operating targets or plans;

●	business and growth strategies, including prospective products, services and distribution partners, and statements about management’s intentions regarding those strategies; and

●	initiatives such as our stock repurchase program that are intended or expected to have various impacts upon our financial condition, results of operations, and liquidity and capital resources.

These statements are based on various assumptions and analyses made by Symetra in light of information currently known to management, and considering management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate under the circumstances. Whether actual results and developments will conform to our expectations and predictions is subject to a number of risks, uncertainties and contingencies that could cause actual results to differ materially from expectations, or that could cause management to deviate from currently expected or intended courses of actions, including, among others:

●
the effects of fluctuations in interest rates, including a prolonged low interest rate environment or a rapidly rising interest rate environment, as well as management’s ability to anticipate and timely respond to any such fluctuations;

●	general economic, market or business conditions, including economic downturns or other adverse conditions in the global and domestic capital and credit markets;

●	the effects of significant increases in corporate refinance activity, including bond prepayments;

●	the performance of our investment portfolio;

●	the continued availability of quality commercial mortgage loan investments and our continued capacity to invest in commercial mortgage loans;

●	our ability to successfully execute on our strategies;

●	the accuracy and adequacy of our recorded reserves;

●	the persistency of our inforce blocks of business;

●	deviations from assumptions used in setting prices for insurance and annuity products, or establishing cash flow testing reserves;

●	continued viability of certain products under various economic, regulatory and other conditions;

●	market pricing and competitive trends related to insurance products and services;

●
the effects of implementation of the Patient Protection and Affordable Care Act (“PPACA”), including the direct effects upon our business, but also including the effects upon our competitors and our customers;

●	changes in amortization of deferred policy acquisition costs and deferred sales inducements;

●	financial strength or credit ratings changes, particularly ours but also of other companies in our industry sector;

●	retention of our key personnel and distribution partners;

●	the availability and cost of capital and financing;

●	the adequacy and collectability of reinsurance that we have purchased, as well as the continued availability and cost of reinsurance coverage;

●	the continued availability of tax credit investments, and the continuation of current tax treatment of such investments;

●
changes in laws or regulations, or their interpretation, including those that could increase our business costs, reserve levels and required capital levels, or that could restrict the manner in which we do business;

●	the ability of our subsidiaries to pay dividends to Symetra;

●	our ability to implement effective risk management policies and procedures, including hedging strategies;

●
our ability to maintain adequate telecommunications, information technology, or other operational systems, including our ability to prevent or timely detect and remediate any unauthorized access to or disclosure of our customer information and other sensitive business data;

●	the initiation of regulatory investigations or litigation against us and the results of any regulatory proceedings;

●	the effects of changes in national monetary and fiscal policy;

●	the effects of implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

●	the effects of redomestication of our principal insurance company subsidiary and whether redomestication will convey the intended benefits.

Consequently, all of the forward-looking statements included or incorporated by reference in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Symetra or its business or operations. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to fixed charges and preferred dividends is presented.

	Three Months Ended
	March 31,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges
Excluding interest credited on deposit contracts (1)	11.3	8.8	8.7	9.0	9.2	6.1
Including interest credited on deposit contracts (2)	1.4	1.3	1.3	1.2	1.2	1.1

(1)
For purposes of this ratio, “earnings” are calculated by adding fixed charges to pre-tax income from operations. “Fixed charges” consist of interest on notes payable (including amortization of debt discount and premium and capitalized debt issuance costs) and an estimate of the portion of rental expense under operating leases related to an interest component.

(2)
We have also presented a ratio of earnings to fixed charges that reflects interest credited on products accounted for as deposit-type contracts. For purposes of this ratio, “earnings” are calculated by adding fixed charges (excluding capitalized interest) to pre-tax income from operations, adjusted for amortization of capitalized interest. Capitalized interest relates to deferred sales inducements on deposit contracts. “Fixed charges” consist of interest on notes payable and the interest component of rental expense (as described above), as well as interest credited on deposit contracts (including capitalized interest).

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, Symetra will use the net proceeds from the sale of the debt securities for general corporate purposes, which may include but are not limited to working capital, capital expenditures, repayment of outstanding indebtedness, stock repurchases and dividends.

DESCRIPTION OF DEBT SECURITIES

A description of the debt securities offered and sold in any offering will be set forth in the prospectus supplement applicable to the relevant offering.

PLAN OF DISTRIBUTION

Symetra may sell the securities:

●	through an underwriter or underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers, including affiliates of Symetra; or

●	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the securities offered and sold in the relevant offering. The initial public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.

If underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from Symetra or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The securities may be sold in one or more transactions either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Symetra may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933. Symetra may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for Symetra or subsidiaries of Symetra in the ordinary course of business.

If so indicated in a prospectus supplement, Symetra will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from Symetra pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The applicable prospectus supplement will also contain the commission payable for solicitation of any of these contracts.

Offers to purchase securities may be solicited directly by Symetra and sales of securities may be made by Symetra directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any such sales will be described in the applicable prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of Symetra will solicit or receive a commission in connection with direct sales by Symetra of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities offered by this prospectus may be passed upon for Symetra by Cravath, Swaine & Moore LLP, New York, New York.  If the securities are being distributed in an underwritten offering, certain legal matters may be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU MAY FIND MORE INFORMATION

Symetra files annual, quarterly and current reports and other information with the SEC. Symetra’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document Symetra files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room, including copying fees.

Symetra has filed a registration statement with the SEC under the Securities Act of 1933. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that Symetra makes in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, Symetra refers you to the exhibit for a more complete description of the matter involved, and each statement that Symetra makes is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about Symetra or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Symetra to “incorporate by reference” the information Symetra files with them, which means that Symetra can disclose important information to you by referring you to documents which Symetra has filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that Symetra files later with the SEC will automatically update and supersede this information. Symetra incorporates by reference the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2013 (filed with the SEC on February 25, 2014);

(2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (filed with the SEC on May 9, 2014);

(3) Current Reports on Form 8-K filed on January 14, 2014, March 4, 2014, May 2, 2014, May 14, 2014 (as amended by our Current Report on Form 8-K/A filed on May 20, 2014), May 22, 2014 (as amended by our Current Report on Form 8-K/A filed on June 17, 2014), June 23, 2014 and July 2, 2014.

Symetra also incorporates by reference documents filed by Symetra with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (except that, unless specifically stated to the contrary, none of the information that Symetra discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K, including exhibits relating to those disclosures, that Symetra may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus) after the date of this prospectus and prior to completion of the sale of the securities to the public. Any statement contained in this prospectus, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you would like a copy of any of the documents incorporated by reference into this prospectus, please make your request in writing or by telephone to:

Symetra Financial Corporation
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004
Attention:  David S. Goldstein, Esq.
Telephone: (425) 256-8000

Symetra will provide you with the copies you request free of charge (other than the exhibits to the requested documents unless they are specifically incorporated by reference into the documents).

Symetra’s SEC filings are also made available free of charge on or through Symetra’s web site as soon as reasonably practicable after they are electronically filed with the SEC. You may access these SEC filings on Symetra’s web site at www.symetra.com. Symetra does not intend for information contained on or accessible through Symetra’s web site to be part of this prospectus other than the documents that Symetra files with the SEC that are incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

SEC Registration Fee(1)	$
Legal Fees and Expenses(2)	$
Accounting Fees and Expenses(2)	$
Rating Agency Fees(2)	$
Trustee’s Fees and Expenses(2)	$
Printing Expenses(2)	$
Blue Sky Fees and Expenses(2)	$
Miscellaneous(2)	$

Total	$

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933.
(2)
As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.  Indemnification of Officers and Directors

Symetra is incorporated under the laws of the State of Delaware.

Section 102(b)(7) and Section 145 of the Delaware General Corporation Law (the “DGCL”) contain provisions for indemnification of a corporation’s directors, officers and other personnel, and related matters. Section 102(b)(7) of the DGCL permits a corporation to eliminate the personal liability of a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derives an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 145 of the DGCL further provides that: (1) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (2) indemnification or advancement of expenses provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (3) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Amended and Restated Certificate of Incorporation of Symetra provides that to the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of Symetra shall be liable to Symetra or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation of Symetra further provides that Symetra shall, to the fullest extent permitted by applicable law, indemnify each person who is or was or had agreed to become a director or officer of Symetra, and each such person who is or was serving or who had agreed to serve at the request of the Symetra as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person).

Article VII, Section 1 of the Amended Bylaws of Symetra provides that Symetra shall indemnify to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Symetra, or is or was serving at the request of Symetra as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Article VII, Section 4 of the Amended Bylaws of Symetra provides that Symetra may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Symetra, or is or was serving at the request of Symetra as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Symetra would have the power or the obligation to indemnify him against such liability under the provisions of Article VII of the Amended Bylaws of Symetra.

We currently have directors’ and officers’ liability insurance to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 16.  Exhibits

A list of exhibits included as part of this registration statement is set forth in the Index to Exhibits which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.  Undertakings

(1) The undersigned Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(e) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(4) The undersigned Registrant hereby undertakes, if applicable,  to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on July 24, 2014.

SYMETRA FINANCIAL CORPORATION

By:	/s/ Thomas M. Marra
Name: Thomas M. Marra
Title: President, Chief Executive Officer
and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas M. Marra, Margaret A. Meister and David S. Goldstein, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the SEC, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on
July 24, 2014.

Signature	Title

/s/ Thomas M. Marra	President, Chief Executive Officer and Director (Principal Executive Officer)
Thomas M. Marra

/s/ Margaret A. Meister	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Margaret A. Meister

/s/ Peter S. Burgess	Director
Peter S. Burgess

/s/ David T. Foy	Director
David T. Foy

/s/ Lois W. Grady	Director
Lois W. Grady

/s/ Sander M. Levy	Director
Sander M. Levy

/s/ Robert R. Lusardi	Director
Robert R. Lusardi

/s/ Lowndes A. Smith	Director
Lowndes A. Smith

INDEX TO EXHIBITS

Exhibit Number	Description of Document
*1.1	Underwriting Agreement

4.1	Form of Indenture for Debt Securities

4.2
Purchase Agreement between Symetra Financial Corporation and the purchasers listed therein, dated October 4, 2007 (incorporated by reference to Exhibit 4.6 to Symetra’s Registration Statement on Form S-1 filed on October 5, 2009 (File No. 333-162344))

4.3
Indenture between Symetra Financial Corporation and U.S. Bank National Association, as trustee, dated as of October 10, 2007 (incorporated by reference to Exhibit 4.7 to Symetra’s Registration Statement on Form S-1 filed on October 5, 2009 (File No. 333-162344))

4.4
Fiscal Agency Agreement between Symetra Financial Corporation and U.S. Bank, dated March 30, 2006 (incorporated by reference to Exhibit 4.2 to Amendment No. 2 on Form S-1/A to Symetra’s Registration Statement on Form S-1 filed on October 5, 2009, filed on November 10, 2009 (File No. 333-162344))

4.5
Credit Agreement among Symetra Financial Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, dated as of December 14, 2011 (incorporated by reference to Exhibit 10.1 to Symetra’s Current Report on Form 8-K, filed on December 16, 2011 (File No. 001-33808))

5.1	Opinion of Cravath, Swaine & Moore LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Powers of Attorney (included on the signature page of this registration statement)

25.1	Statement of Eligibility of U.S. Bank National Association on Form T-1

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.